ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	HAMMER HANDLE ENTERPRISES, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Inc. Plan of Nevada
Name
613 Saddle Rider Court	Henderson	NV	89011
Street Address	City	ST	Zip Code

Optional Mailing Address	City	ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	50,000,000	Par value: $	.001	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. David Price
Name
1212 Haida Avenue	Saskatoon	SK CANADA	S7M 3W7
Street Address	City	ST	Zip Code
2.
Name

Street Address	City	ST	Zip Code
3.
Name

Street Address	City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	CAROLYN QUIGLEY	/s/ CAROLYN QUIGLEY
Name	Signature
26C Trolley Square	Wilmington	DE	19806
Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ CAROLYN QUIGLEY	June 27, 2007
Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07